EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FIRST QUARTER 2014 OPERATING RESULTS

Houston, TEXAS (May 6, 2014) – Camden Property Trust (NYSE: CPT) today announced operating results for the three months ended March 31, 2014.

Funds from Operations (“FFO”)
FFO for the first quarter of 2014 totaled $1.05 per diluted share or $94.8 million, as compared to $0.97 per diluted share or $86.6 million for the same period in 2013.  FFO for the three months ended March 31, 2014 and 2013 included a $0.4 million and $0.7 million, respectively, gain on sale of undeveloped land.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $40.0 million or $0.45 per diluted share for the first quarter of 2014, as compared to $63.5 million or $0.72 per diluted share for the same period in 2013.  EPS for the three months ended March 31, 2014 included a $3.6 million or $0.04 per diluted share gain on sale of unconsolidated joint venture properties, and a $0.4 million gain on sale of undeveloped land.  EPS for the three months ended March 31, 2013 included a $31.8 million or $0.36 per diluted share gain on sale of discontinued operations, and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,915 apartment homes included in consolidated same property results, first quarter 2014 same property net operating income (“NOI”) increased 6.3% compared to the first quarter of 2013, with revenues increasing 4.7% and expenses increasing 2.1%.  On a sequential basis, first quarter 2014 same property NOI declined 0.3% compared to the fourth quarter of 2013, with revenues increasing 0.6% and expenses increasing 2.3% compared to the prior quarter.  Same property physical occupancy levels for the portfolio averaged 95.6% during the first quarter of 2014, compared to 95.7% in the fourth quarter of 2013 and 94.9% in the first quarter of 2013.

The Company defines same property communities as communities owned and stabilized since January 1, 2013.  A reconciliation of net income to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Disposition Activity
Camden disposed of two joint venture apartment communities during the quarter for a total of $65.6 million: Camden Braun Station, a 240-home community in San Antonio, TX, and Camden Piney Point, a 318-home community in Houston, TX.  Camden’s proportionate share of the gain on sale was $3.6 million.  The Company also sold approximately 3.0 acres of land adjacent to a current development community in Atlanta, Georgia for $6.3 million, recognizing a gain of $0.4 million.

Development Activity
Construction began during the quarter at Camden Chandler in Chandler, AZ, a $75 million project with 380 apartment homes.  Construction continued at 13 additional wholly-owned development communities: Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes which is currently 40% leased; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes; Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes; Camden La Frontera in Round Rock, TX, a $36 million project with 300 apartment homes; Camden Foothills in Scottsdale, AZ, a $50 million project with 220 apartment homes; Camden Hayden in Tempe, AZ, a $48 million project with 234 apartment homes; Camden Gallery in Charlotte, NC, a $58 million project with 323 apartment homes; The Camden in Los Angeles, CA, a $145 million project with 287 apartment homes; Camden Victory Park in Dallas, TX, an $82 million project with 423 apartment homes; and Camden Miramar Phase IXB in Corpus Christi, TX, an $8 million 75-unit expansion of an existing community.

Lease-up continued during the quarter at Camden South Capitol in Washington, DC, a $78 million joint venture project with 276 apartment homes which is currently 82% leased; and Camden Waterford Lakes in Orlando, FL, a $37 million joint venture project with 300 apartment homes which completed construction during the quarter and is currently 71% leased. Construction also continued at Camden Southline in Charlotte, NC, a $48 million joint venture project with 266 apartment homes.

During the quarter Camden acquired 2.9 acres of land in Houston, TX for $15.6 million for the future development of a two-phased apartment community.  Subsequent to quarter-end, the Company acquired 7.6 acres of land in Montgomery County, MD for $23.8 million for the future development of an apartment community.

Earnings Guidance
Camden maintained its FFO earnings guidance for 2014 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2014 FFO is expected to be $4.10 to $4.30 per diluted share, and full-year 2014 EPS is now expected to be $1.48 to $1.68 per diluted share.  Second quarter 2014 earnings guidance is $1.02 to $1.06 per diluted share for FFO and $0.37 to $0.41 per diluted share for EPS.  Guidance for EPS excludes future gains on real estate transactions.

The Company’s 2014 earnings guidance is based on projections of same property revenue growth between 3.5% and 4.5%, expense growth between 3.25% and 4.25%, and NOI growth between 3.25% and 5.25%.

Camden intends to update its earnings guidance to the market on a quarterly basis.  Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Wednesday, May 7, 2014 at 11:00 a.m. Central Time to review its first quarter 2014 results and discuss its outlook for future performance.  To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 3295566, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 169 properties containing 59,641 apartment homes across the United States.  Upon completion of 14 properties under development and the expansion of an existing community, the Company’s portfolio will increase to 64,150 apartment homes in 183 properties. Camden was recently named by FORTUNE® Magazine for the seventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #11.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
OPERATING DATA	2014	2013
Property revenues
Rental revenues	$178,964	$164,393
Other property revenues	26,965	25,418
Total property revenues	205,929	189,811

Property expenses
Property operating and maintenance	50,747	48,263
Real estate taxes	23,577	21,183
Total property expenses	74,324	69,446

Non-property income
Fee and asset management	3,023	2,894
Interest and other income	288	52
Income on deferred compensation plans	681	2,999
Total non-property income	3,992	5,945

Other expenses
Property management	5,839	5,983
Fee and asset management	1,259	1,477
General and administrative	9,545	9,794
Interest	23,133	24,895
Depreciation and amortization	57,396	51,603
Amortization of deferred financing costs	841	916
Expense on deferred compensation plans	681	2,999
Total other expenses	98,694	97,667

Gain on sale of land	354	698
Equity in income of joint ventures	4,290	934
Income from continuing operations before income taxes	41,547	30,275
Income tax expense	(474)	(399)
Income from continuing operations	41,073	29,876
Income from discontinued operations	-	2,774
Gain on sale of discontinued operations, net of tax	-	31,783
Net income	41,073	64,433
Less income allocated to non-controlling interests from continuing operations	(1,037)	(864)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	-	(93)
Net income attributable to common shareholders	$40,036	$63,476

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$41,073	$64,433
Other comprehensive income
Reclassification of prior service cost and net loss on post retirement obligation	15	14
Comprehensive income	41,088	64,447
Less income allocated to non-controlling interests from continuing operations	(1,037)	(864)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	-	(93)
Comprehensive income attributable to common shareholders	$40,051	$63,490

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.45	$0.72
Net income attributable to common shareholders - diluted	0.45	0.72
Income from continuing operations attributable to common shareholders - basic	0.45	0.33
Income from continuing operations attributable to common shareholders - diluted	0.45	0.33

Weighted average number of common and
common equivalent shares outstanding:
Basic	87,651	86,703
Diluted	88,824	87,276

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
FUNDS FROM OPERATIONS	2014	2013

Net income attributable to common shareholders	$40,036	$63,476
Real estate depreciation from continuing operations	56,011	50,506
Real estate depreciation and amortization from discontinued operations	-	1,867
Adjustments for unconsolidated joint ventures	1,314	1,608
Income allocated to non-controlling interests	1,037	957
(Gain) on sale of unconsolidated joint venture properties	(3,566)	-
(Gain) on sale of discontinued operations, net of tax	-	(31,783)
Funds from operations - diluted	$94,832	$86,631

PER SHARE DATA
Funds from operations - diluted	$1.05	$0.97
Cash distributions	0.66	0.63

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	89,910	89,177

PROPERTY DATA
Total operating properties (end of period) (a)	169	192
Total operating apartment homes in operating properties (end of period) (a)	59,641	65,005
Total operating apartment homes (weighted average)	52,659	54,311
Total operating apartment homes - excluding discontinued operations (weighted average)	52,659	51,018

(a) Includes joint ventures and properties held for sale.

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN			BALANCE SHEETS
			(In thousands)

(Unaudited)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2014	2013	2013	2013	2013
ASSETS
Real estate assets, at cost
Land	$978,770	$969,711	$967,121	$965,257	$949,244
Buildings and improvements	5,691,619	5,629,904	5,596,754	5,552,095	5,404,616
	6,670,389	6,599,615	6,563,875	6,517,352	6,353,860
Accumulated depreciation	(1,698,724)	(1,643,713)	(1,619,325)	(1,604,402)	(1,552,499)
Net operating real estate assets	4,971,665	4,955,902	4,944,550	4,912,950	4,801,361
Properties under development, including land	515,141	472,566	438,968	393,694	339,848
Investments in joint ventures	36,719	42,155	43,338	44,630	45,260
Properties held for sale	-	-	58,765	-	14,986
Total real estate assets	5,523,525	5,470,623	5,485,621	5,351,274	5,201,455
Accounts receivable - affiliates	26,145	27,724	27,474	27,274	26,948
Other assets, net (a)	107,862	109,401	112,520	94,847	89,233
Cash and cash equivalents	16,768	17,794	4,707	6,506	59,642
Restricted cash	5,549	6,599	60,889	6,381	5,578
Total assets	$5,679,849	$5,632,141	$5,691,211	$5,486,282	$5,382,856

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,649,041	$1,588,798	$1,721,998	$1,579,733	$1,538,471
Secured	940,881	941,968	943,039	944,090	945,134
Accounts payable and accrued expenses	124,981	113,307	124,336	100,279	102,307
Accrued real estate taxes	21,922	35,648	50,247	36,863	20,683
Distributions payable	59,728	56,787	56,793	56,821	56,559
Other liabilities (b)	88,693	88,272	69,716	63,366	69,679
Total liabilities	2,885,246	2,824,780	2,966,129	2,781,152	2,732,833

Commitments and contingencies
Non-Qualified deferred compensation share awards	55,498	47,180	47,092	-	-

Equity
Common shares of beneficial interest	966	967	967	967	962
Additional paid-in capital	3,593,633	3,596,069	3,595,536	3,625,283	3,590,261
Distributions in excess of net income attributable to common shareholders	(523,321)	(494,167)	(571,935)	(574,286)	(590,831)
Treasury shares, at cost	(399,510)	(410,227)	(410,309)	(410,665)	(412,643)
Accumulated other comprehensive loss (c)	(1,091)	(1,106)	(1,021)	(1,035)	(1,048)
Total common equity	2,670,677	2,691,536	2,613,238	2,640,264	2,586,701
Non-controlling interests	68,428	68,645	64,752	64,866	63,322
Total equity	2,739,105	2,760,181	2,677,990	2,705,130	2,650,023
Total liabilities and equity	$5,679,849	$5,632,141	$5,691,211	$5,486,282	$5,382,856

(a) Includes:
net deferred charges of:	$13,615	$14,497	$13,243	$14,008	$14,861

(b) Includes:
deferred revenues of:	$1,786	$1,886	$1,979	$1,336	$2,158
distributions in excess of investments in joint ventures of:	$-	$-	$-	$-	$9,718
fair value adjustment of derivative instruments:	$-	$-	$-	$-	$(2)

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended
	March 31,
	2014	2013
Net income attributable to common shareholders	$40,036	$63,476
Real estate depreciation from continuing operations	56,011	50,506
Real estate depreciation and amortization from discontinued operations	-	1,867
Adjustments for unconsolidated joint ventures	1,314	1,608
Income allocated to non-controlling interests	1,037	957
(Gain) on sale of unconsolidated joint venture properties	(3,566)	-
(Gain) on sale of discontinued operations, net of tax	-	(31,783)
Funds from operations - diluted	$94,832	$86,631

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	88,824	87,276
FFO diluted	89,910	89,177

Net income attributable to common shareholders - diluted	$0.45	$0.72
FFO per common share - diluted	$1.05	$0.97

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	2Q14 Range		2014 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.37	$0.41	$1.48	$1.68
Expected real estate depreciation	0.63	0.63	2.56	2.56
Expected adjustments for unconsolidated joint ventures	0.01	0.01	0.05	0.05
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
(Gain) on sale of unconsolidated joint venture property	0.00	0.00	(0.04)	(0.04)
Expected FFO per share - diluted	$1.02	$1.06	$4.10	$4.30

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:
	Three Months Ended
	March 31,
	2014	2013
Net income attributable to common shareholders	$40,036	$63,476
Less: Fee and asset management income	(3,023)	(2,894)
Less: Interest and other (income) loss	(288)	(52)
Less: Income on deferred compensation plans	(681)	(2,999)
Plus: Property management expense	5,839	5,983
Plus: Fee and asset management expense	1,259	1,477
Plus: General and administrative expense	9,545	9,794
Plus: Interest expense	23,133	24,895
Plus: Depreciation and amortization	57,396	51,603
Plus: Amortization of deferred financing costs	841	916
Plus: Expense on deferred compensation plans	681	2,999
Less: Gain on sale of land	(354)	(698)
Less: Equity in income of joint ventures	(4,290)	(934)
Plus: Income tax expense	474	399
Less: Income from discontinued operations	-	(2,774)
Less: Gain on sale of discontinued operations, net of tax	-	(31,783)
Plus: Income allocated to non-controlling interests from continuing operations	1,037	864
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	-	93
Net Operating Income (NOI)	$131,605	$120,365

"Same Property" Communities	$118,643	$111,646
Non-"Same Property" Communities	12,313	7,924
Development and Lease-Up Communities	(5)	(6)
Other	654	801
Net Operating Income (NOI)	$131,605	$120,365

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended
	March 31,
	2014	2013
Net income attributable to common shareholders	$40,036	$63,476
Plus: Interest expense	23,133	24,895
Plus: Amortization of deferred financing costs	841	916
Plus: Depreciation and amortization	57,396	51,603
Plus: Income allocated to non-controlling interests from continuing operations	1,037	864
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	-	93
Plus: Income tax expense	474	399
Plus: Real estate depreciation and amortization from discontinued operations	-	1,867
Less: Gain on sale of land	(354)	(698)
Less: Equity in income of joint ventures	(4,290)	(934)
Less: Gain on sale of discontinued operations, net of tax	-	(31,783)
EBITDA	$118,273	$110,698